EXHIBIT 10.2
                                                         JOINT VENTURE AGREEMENT


Joint Venture Agreement between
MARINE EXPLORATION INTERNATIONAL, INC. AND HISPANIOLA VENTURES, LLC (Signatories in their representative capacity:
Burt D. Webber, Jr. and Miguel Thomas Gonzalez)

     THIS JOINT VENTURE AGREEMENT executed this 13th day of March, 2007, and effective as of the Effective Date, is made by and between MARINE EXPLORATION INTERNATIONAL, a Nevada Corporation and duly organized, United States of America (hereinafter referred to as "MEI"), and HISPANIOLA VENTURES, LLC, a limited liability corporation headquartered in Miami, Florida and duly organized and existing under the laws of the state of Florida, United States of America (hereinafter referred to as " HISPANIOLA VENTURES, LLC").

RECITALS:

     WHEREAS, MEI and HISPANIOLA VENTURES, LLC desire to enter into a joint venture as hereinafter described for two ventures entitled "Operation Mystery Galleon" and "Operation Abrojos" which includes, but is not limited to, the raising of capital in the form of publicly traded "penny stocks" for the purpose of supporting an operation to the Serranilla and Bajo Nuevo Banks in the Caribbean Sea (Mystery Galleon ) and the South Reef on the Silver Bank North of the Dominican Republic (Abrojos) for the purpose of attempting to locate, access and salvage a Spanish Galleon ("Mystery Galleon") and an English Corsair and to recover their treasure, if any (as hereinafter defined); and

     WHEREAS, MEI and HISPANIOLA VENTURES, LLC desire to enter into this Agreement to establish their respective interests, rights and obligations in connection with such joint venture;

     NOW, THEREFORE, MEI and HISPANIOLA VENTURES, LLC, intending to be legally bound hereby, do mutually covenant and agree as follows:

                             Article 1. Definitions

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

     1.1 "Agreement" shall mean this Joint Venture Agreement, including all Exhibits attached hereto which are incorporated herein, as the same may be modified or amended by the Parties in accordance with the provisions hereof.

     1.2 " MEI" a Nevada Corporation whose President is Miguel Thomas Gonzalez.

     1.3 "HISPANIOLA VENTURES, LLC" a Florida Limited Liability Company managed and operated by Burt D. Webber, Jr.


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     1.4 "Confidential Information" as defined in Section 12.1 hereof.

     1.5 "Default" as defined in Section 10.1 hereof;

     1.6 "Effective Date" shall mean March _13__, 2007.

     1.7 "Existing Contracts" as defined in Section 3.4 hereof.

     1.8 "Force Majeure" as defined in Section 11.2 hereof.

     1.9 "Joint Venture" shall mean the "Mystery Galleon" and "Abrojos" joint venture arrangements between the Parties established pursuant to the provisions of this Agreement.

     1.10 "Joint Venture Territory" shall mean the world.

     1.11 "LLC Agreement" as defined in Section 2.2.1 hereof.

     1.12 "Marketing Plan" as defined in Section 3.1 hereof.

     1.13 "Operating Costs" as defined in Section 3.6 hereof.

     1.14 "Parties" or "Party" shall mean, respectively, MEI and HISPANIOLA VENTURES, LLC, or either of them, and shall include their respective successors in interest.

     1.15 "Treasure" items of value consisting of gold, silver, jewels, china, fittings or other artifacts of historic value.

                        Article 2. Purpose and Structure

     2.1 Joint Venture Purpose. Subject to and under the terms and conditions set forth in this Agreement, the Parties hereby establish the Joint Venture, with effect as of the Effective Date, with the purpose of ventures entitled "Operation Mystery Galleon" and "Operation Abrojos" which includes, but is not limited to, the raising of capital in the form of publically traded "penny stocks" for the purpose of supporting an operation to the Serranilla and Bajo Nuevo Banks in the Caribbean Sea and the South Reef in the Caribbean Sea for the purpose of attempting to locate, raise and recover a Spanish Galleon ("Mystery Galleon") and an English Corsair, and to recover their treasure, if any according to the provisions of this Agreement.

     2.2 Joint Venture Structure. The Parties shall maintain legally distinct corporate structures while working together in this venture.


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                     Article 3 - Marketing Responsibilities

     3.1 Marketing Plan. MEI shall develop and define for review and approval and, as so approved, shall implement a comprehensive business plan and strategy for the sale and distribution of penny stock shares in the Joint Venture Territory, consistent with the provisions of the United States Government, the operational documents of MEI and this Agreement ("Marketing Plan"). The Parties shall revise the Marketing Plan as needed to achieve the overall business results desired.

     3.2 License to Documentary and Materials. The Parties contemplate that HISPANIOLA VENTURES, LLC shall make available one or more documentary films and other marketing materials to MEI. HISPANIOLA VENTURES, LLC hereby grants MEI a non-exclusive license to use the documentary and materials, or any portion thereof, for the furtherance of the stated purpose of this Agreement. MEI shall act in good faith in its use of the documentary and materials, or any portion thereof, and shall not use the materials for any other purpose. HISPANIOLA VENTURES, LLC makes no warranties as to any potential license or claim by CBS Broadcasting network, A&E, Discovery Chanel and/or their affiliates and/or subsidiaries, to the referenced documentaries and materials.

     3.2 Non-Compete, Non-Circumvent. The Parties acknowledge that they shall execute a Non-Compete, Non-Circumvent Agreement contemporaneous with the execution of this Agreement and that said agreements shall be made a part hereof by reference and incorporation.

     3.3 Existing Contracts. The Parties shall, as of the Effective Date, assign to the Company all existing contracts and/or all existing contracts shall be read to inure to the benefit of the Parties hereto.

                          Article 4 - Support Services

     4.1 Covenant of Cooperation. Both MEI, and HISPANIOLA VENTURES, LLC. covenant to provide each other cooperation and support for the duration of this Agreement. The pro formas for which this Agreement refers are attached hereto.

     4.2 "Back up" Projects. The Parties acknowledge that the search for the "Mystery Galleon" and the English Corsair are subject to a difficult process which, in turn, carries no guarantee of success. Nevertheless, the Parties acknowledge the need to present a viable project to the investors in MEI. Accordingly, the Parties agree that HISPANIOLA VENTURES, LLC. shall offer a right of first refusal to MEI for participation in the search for two additional vessels. If such right is exercised, HISPANIOLA VENTURES, LLC. shall be entitled to new compensation in an amount not less than the compensation contemplated by this Agreement.

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                 Article 5 - Compensation and Escrow Guidelines

     5.1 Distributions to Hispaniola Ventures, LLC. The Parties acknowledge that HISPANIOLA VENTURES, LLC has payroll requirements which must be met as a requirement of this Joint Venture. Specifically, Burt Webber shall receive the monthly sum of $10,000.00 on the first of each month and Edward Krajewski shall receive the monthly sum of $7,000.00 on the first of each month, beginning April 1, 2007 and continuing for the duration of this Joint Venture.

     5.1.1 Mystery Galleon: Ninety (90) days from the initial date of trading of MEI stock, subject to performance liquidity of said security, MEI shall cause the sum of $150,000.00 (Package Fee) to be paid to HISPANIOLA VENTURES, LLC. Upon execution of a valid exploration and salvage contract with the "Host Country", MEI shall cause the sum of $100,000.00 (Bonus) to be paid to HISPANIOLA VENTURES, LLC. Upon the bona-fide discovery of the treasure galleon, MEI shall cause the sum of $50,000.00 (Bonus) to be paid to HISPANIOLA VENTURES, LLC.

         5.1.2 English Corsair: Ninety (90) days from the initial date of trading of MEI stock, subject to performance liquidity of said security, MEI shall cause the sum of $150,000.00 (Package Fee) to be paid to HISPANIOLA VENTURES, LLC. Upon execution of a valid exploration and salvage contract with the "Host Country", MEI shall cause the sum of $100,000.00 (Bonus) to be paid to HISPANIOLA VENTURES, LLC. Upon the bona-fide discovery of the treasure corsair, MEI shall cause the sum of $50,000.00 (Bonus) to be paid to HISPANIOLA VENTURES, LLC.

     5.2 The Parties wish to adhere to strict guidelines regarding the flow of capital. Accordingly, the Parties agree that all monies flowing by and between the Parties shall be directed the Trust Account of a licensed United States attorney ("Escrow Account"). The escrow attorney shall issue receipts for all funds received and disbursed by and between the parties. The Parties hereby designate the Trust Account of Florida attorneys Scaglione & Quesada, P.A. as the Escrow Account.

     5.3 By agreement, HISPANIOLA VENTURES, LLC shall, from time to time, make escrow disbursement requests of MEI for legitimate joint venture related expenses. Said requests shall be specific in nature and shall not be reasonably denied. Receipts for all expenditures shall be filed with Escrow Agent and shall be made available to MEI upon forty eight (48) hours notice.

     5.4 Adequate Capitalization. Upon notice that a "host country" exploration and salvage contract has been procured; MEI shall provide sufficient evidence of its financial capabilities for funding the exploration(s).

     5.4.1 Financial Obligation. The Parties acknowledge that MEI is aware of the funding responsibilities required to fund HISPANOLA VENTURES, LLC. upon the obtaining of host country exploration and salvage contract(s). Such funding estimates are outlined in the attached exhibits. MEI hereby warrants and represents that it has the wherewithal to meet such funding requirements. Additionally, MEI acknowledges other outstanding debts of HISPANOLA VENTURES, LLC. (as outlined in the exhibits) and consents to pay the same on behalf of HISPANOLA VENTURES, LLC. Further, MEI hereby agrees to either provide or fund a debit card for the official business use of HISPANOLA VENTURES, LLC with a limit of $5,000.00. Said debit card shall be used to charge actual and bona-fide expenses of HISPANOLA VENTURES, LLC related solely to the venture(s) and a full accounting of any such expenditures shall be provided to MEI.


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     5.5 Profit Sharing. The Parties acknowledge that fifty percent (50%) of the treasure recovered, if any, on each venture will be transferred to the Host Country Government as compensation for their issuance of an exploration and salvage agreement (Host Country Contract). The remaining fifty (50%) of the treasure (or equivalent fair market value thereof) shall be divided equally between MEI and HISPANIOLA VENTURES, LLC. Additionally, during the disbursement phase, neither Party shall market, sell, trade or convert their percentage of the treasure without the written consent of the other Party, which consent shall not be reasonably withheld.

     5.6 License and Profit Sharing Regarding Royalties and Media. The Parties agree that the combination of Burt D.Webber Jr's reputation and the exciting nature of the ventures shall create significant media interest. It is contemplated a major network or production company shall bid to film a documentary or other feature of one or more venture. The Parties agree that any and all net revenues, royalties on reproductions, and any and all net royalties on documentary films or other visual media, shall be divided equally between MEI and HISPANIOLA VENTURES, LLC. Documentation of said royalties and any appurtenant costs relative to same shall be subject to the accounting practices and guidelines as set forth in the Agreement

                        Article 6 - Term and Termination

     6.1 Term. The initial term of this Agreement shall be from the Effective Date through final distribution of treasure, if any and this Agreement shall remain in effect throughout any distributions under Paragraph 5.5 above, unless and until terminated as provided herein.

     6.2 Termination. Any Party may terminate this Agreement effective not earlier than December 31, 2010 by giving the non-terminating Party (Parties) at least ninety (90) days prior written notice of termination. In addition, either Party may terminate this Agreement on sixty days prior written notice in the event of a Default. This Agreement may also be terminated as a result of binding arbitration, the completion of which following an actionable default.

     6.3 Involuntary Termination. If this Agreement is terminated due to a final, non-appealable order of a panel of arbitrators, court or governmental agency or authority having jurisdiction or with the consent of both Parties in connection with a court or governmental agency order or directive, the Parties shall act as each others exclusive agent for the winding up of affairs under this Agreement for a mutually agreed period, or in the absence of any agreement, for twelve (12) months from the effective date of such termination unless and except to the extent that such arrangement is barred by such order or directive.


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                         Article 7 - Transition Matters

     7.1 Exchange Agreements. Exchange agreements whereby any Treasure is received or transmitted anywhere in the Joint Venture Territory shall be entered into solely and exclusively by the Company.

     7.2 Third Party Beneficiary. Because not all Existing Contracts or informal agreements may be unilaterally assignable to the Company by the Parties, each Party agrees that, until such Existing Contracts expire or terminate or the consent to such assignment has been obtained, such Party shall perform such Existing Contract for the exclusive benefit of the Company, with the "benefit" of the contract being credited to the Company.

                     Article 8 - Bookkeeping and Accounting

     8.1 Books and Records. The Company shall keep true and accurate books of account and records and shall make all reports in accordance with sound accounting practices and principles employing standards and procedures, and in a form, in conformity with U.S. generally accepted accounting principles (GAAP). If, in the reasonable opinion of either Party, such practices do not readily provide for the preparation of quarterly financial reports in a form that it is accustomed to using in their own operations, then the detailed substance for the preparation of all necessary financial reports and all relevant cost reports shall be supplied to the Parties and the Company at the Company's expense.

     8.2 Financial Reports; Audit. At the end of each fiscal year, the financial records of the Company shall be audited at the Company's expense by a firm of independent certified public accountants of international reputation to be selected by the Parties, as auditor of the Company. The financial reports prepared by the Company and the audit report prepared by these accountants shall be in English. The Parties, each at its own expense, reserve the right to have an annual review and audit made by an outside accounting firm of its own choice of: (i) the audit prepared by the auditor of the Company; and (ii) the underlying records of the Company.

     8.3 Access to Books and Records. In addition to any other rights they may have under the laws of the State of Nevada as members of the Company, the Parties each shall have the right to verify any information pertinent to this Agreement. Upon written request by either Party from time to time, the Company shall provide to an independent third party accountant selected by the Party making the request, at reasonable times during normal business hours, subject to the receipt by the Company of an appropriate confidentiality agreement signed by such accountant, access to the Company's books, records and accounts relating to this Agreement, except as such access may be prohibited by law or presently existing third party confidentiality agreements. Such independent third party accountant shall thereupon have the right to make copies of and abstracts from such books, records and accounts, at the requesting Party's expense, which copies may be removed from the premises of the Company and retained by such accountant, subject to the terms of the confidentiality agreement signed by such accountant. It is agreed that such accountant may report to the requesting Party only its conclusions resulting from such accountant's review of the Company's data, and nothing else.

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                   Article 9 - Representations and Warranties

     9.1 Each of the Parties represents and warrants to the other Party that:

                  (i) as a signatory, he is an individual, over the age of eighteen, with the requisite competency to enter this Agreement;

                  (ii) he has all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and the LLC Agreement;

                  (iii) the execution and delivery of this Agreement and the LLC Agreement, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the individual or, if a corporation, by the corporation's Board of Directors and no other corporate proceeding or approvals on its part are necessary to authorize this Agreement or the LLC Agreement or to consummate the transactions contemplated hereby or thereby;

                  (iv) this Agreement and the LLC Agreement have been duly executed and delivered and, assuming the due authorization, execution and delivery hereof and thereof by the other Party, constitute legal, valid and binding obligations, enforceable against him in accordance with their respective terms, except as such enforcement may be limited by applicable law and general equitable principles;

                  (v) the execution and delivery of this Agreement and the LLC Agreement and the consummation of the transactions contemplated hereby and thereby by it do not and will not (a) constitute a violation of any law, statute, rule or regulation, (b) constitute a breach or violation of any provision contained in its articles or certificate of incorporation or bylaws,
(c) constitute a breach of any provision contained in, or a default under, (1) any authorization, consent, approval, license, permit, certificate or exemption of any governmental authority, (2) any order, writ, injunction, judgment or award of any governmental authority or (3) any contract or other agreement to which it is a party, or (d) result in or require the creation of any lien, claim or encumbrance upon any of its assets (other than such violations, conflicts, breaches, defaults or creations of liens, claims or encumbrances that, individually or in the aggregate, could not reasonably be expected to have a material adverse affect on its or the Company's business, operations, assets, conditions (financial or otherwise), results of operations or prospects);

                  (vi) no authorizations, consents, approvals, licenses, permits, certificates of any governmental authority, and no notifications, filings or registrations to or with any governmental authority or any other person or entity is or will be necessary for the valid execution and delivery of this Agreement or the LLC Agreement or the consummation of the transactions contemplated hereby or thereby other than (1) those that have been obtained or made and are in full force and effect, and (2) those that the failure to obtain or make, individually or in the aggregate, could not reasonably be expected to have a material adverse effect on its or the Company's business, operations, assets, condition (financial or otherwise), results of operations or prospects. This paragraph exists exclusive of the mutually disclosed requirement that, for the Company to achieve its business goals, authorization and contract with the "Host Country" is absolutely required.


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     9.2 Health, Safety and Environmental Compliance. In the performance of this
Agreement, the Parties shall comply in all material respects with any and all applicable laws, regulations, permits and orders of governmental authorities pertaining to health, safety and the environment.

     9.3 No Guaranties. The Parties acknowledge that HISPANIOLA VENTURES, LLC does not guarantee the securing of a contract with a "host nation" for purposes of beginning location and salvage operations; does not guarantee locating the "Mystery Galleon" vessel, the English Corsair or any other vessel; does not guarantee salvaging the "Mystery Galleon" vessel, the English Corsair or any other vessel; does not guarantee recovering treasure from the "Mystery Galleon" vessel, the English Corsair or any other vessel. Notwithstanding the foregoing, HISPANIOLA VENTURES, LLC will absolutely and unequivocally use its best efforts to achieve the highest degree of success of the ventures.

                        Article 10 - Default and Remedies

     10.1 Definition. For purposes of this Agreement, a "Default" shall mean, with respect to a Party, the failure by such Party to make any payment or to perform any other material obligation under or pursuant to this Agreement (for any reason other than an event of Force Majeure as more fully defined below), which failure remains uncured for thirty (30) days after receipt of notice of such failure from the other Party.

     10.2 Rights and Obligations upon Default. Upon the occurrence of any Default, the non-defaulting Party may, at its option, terminate this Agreement in accordance with the provisions of Section 6.2 hereof and/or may make a claim for damages pursuant to Section 11.3 hereof.

     10.3 Damages. In the event of any Default, the defaulting Party shall compensate the non-defaulting Party for all loss or damage sustained as a direct result of the Default, excluding punitive, exemplary, consequential or contingent damages (e.g., loss of profits, loss of goodwill and investment opportunity loss). No claim for damages hereunder shall be made later than six
(6) months after a Default shall have occurred or should have reasonably been discovered by the non-defaulting party.

                           Article 11 - Force Majeure

     11.1 The inability of either Party to make or take delivery hereunder (or any material portion thereof) of any document, information or other item, when due, if occasioned by an event or condition of Force Majeure, shall not subject such Party to any liability hereunder to the extent that such event or condition prevents or delays in whole or in material part the acceptance, conversion, or performance by such Party hereunder. The Parties shall be entitled to revise operation timelines and/or adjust compensation, whichever is reasonable and appropriate, without further liability, but the Agreement shall otherwise remain unaffected.

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     11.2 For purposes of this Agreement, "Force Majeure" shall mean, without limitation, conditions arising out of war, fire, flood, strike, breakage of equipment, accident, riot, action of governmental authority and laws, rules, ordinances and regulations (including, but not limited to, those dealing with pollution, health, ecology, tariffs, duties and other governmental assessments or restrictions, environmental matters), act of God, the inability to obtain any materials (including energy source or power for sea/water operations), or any other event, contingency or circumstances of like or different character beyond the reasonable control of the Party so affected which prevents or delays the material performance by such Party of its obligations hereunder.

     11.3 If a Party is prevented or delayed by Force Majeure from performing hereunder, it shall give prompt notice to the other Party and the Company and take all actions within its power (excluding the settlement of labor disputes or strikes or acting in contra version of the orders of a foreign government) to remove the basis for non-performance and after doing so shall resume performance as soon as possible.

     11.4 Notwithstanding the above definition of Force Majeure and the provisions of Section 11.1 hereof to the contrary, the failure by either Party to perform any of its obligations under this Agreement shall be deemed not to have been caused by Force Majeure or circumstances reasonably outside its control if such failure results from breakage or accident to machinery, equipment, vessels or other property or the partial or entire failure thereof or the necessity to make repairs or alterations thereto which result from normal wear and tear or which could be reasonably anticipated by a reasonably prudent operator or in circumstances where a reasonably prudent operator would have standby equipment or spare parts.


               Article 12 - Confidentiality and Public Statements

     12.1 Except as otherwise provided in this Article 12, the terms and conditions of this Agreement, and all data, reports, records, and other information of any kind whatsoever developed or acquired by either Party in connection with the Joint Venture shall be used solely for purposes of this Agreement and the LLC Agreement and shall be treated by the Parties as confidential (hereinafter referred to as "Confidential Information") and neither Party shall reveal or otherwise disclose such Confidential Information to third parties, other than the Company, without prior written consent of the other Party. The foregoing restrictions shall not apply to the disclosure of Confidential Information by a Party to any of its affiliates, and to employees and consultants of the Parties; provided, however, that in any such case only such Confidential Information as such third party shall have a legitimate business need to know shall be disclosed and the person or company to whom disclosure is made shall first undertake in writing to protect the confidential nature of such Confidential Information at least to the same extent as the Parties are obligated under this Article 12. In addition, the foregoing restrictions shall not apply to information that (i) at the time of its disclosure is, or thereafter becomes, generally available to the public other than as a result of a disclosure by a Party or any of its affiliates in violation of this Agreement, (ii) was known by or available to the Party receiving such information or its affiliates on a non-confidential basis prior to its disclosure to such Party pursuant to this Agreement (provided that the source of such information was not known by such Party or its affiliates to be then bound by a confidentiality agreement or other obligation of confidentiality to the other Party or any of its affiliates with respect to such information), or (iii) becomes available to such Party or its affiliates on a non-confidential basis (provided that the source of such information was not known by such Party or its affiliates to be then bound by a confidentiality agreement or other obligation of confidentiality with respect to such information). Notwithstanding anything contained herein to the contrary, in the event that (1) any information or materials is excluded from the term Confidential Information hereunder because such information or materials was known by or available to a Party or any of its affiliates on a non-confidential basis through a source which was not known by a Party or any of its affiliates to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any of its affiliates with respect to such information or materials, and (2) a Party or any of its affiliates thereafter becomes aware that such source was, in fact, bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the other Party or any of its affiliates with respect to such information or materials, then, upon such awareness, such information or materials shall thereafter be deemed to be Confidential Information hereunder; provided, however, that a Party or any of its affiliates shall not have any liability hereunder for any disclosure of such Confidential Information which it may have made prior to such awareness.

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     12.2 Nothing contained in this Agreement shall be deemed to prohibit a
Party from disclosing any of the Confidential Information to the extent required by law, regulation, legal process or other legal compulsion. In the event that a Party or anyone to whom it transmits any Confidential Information in accordance with this Agreement are requested or required (by deposition, interrogatories, requests for information or documents in legal proceedings, subpoenas, civil investigative demand or similar process), in connection with any proceeding or investigation to disclose any Confidential Information, that Party will use commercially reasonable efforts to give the other Party prompt written notice of such request or requirement so that the other Party may seek an appropriate protective order or other remedy and/or waive compliance with the provisions of this Agreement, and that Party will cooperate (reasonably) with the other Party (at the latter's expense) to obtain such protective order. In the event that such protective order or other remedy is not obtained and the other Party does not waive compliance with the relevant provisions of this Agreement, the Party so requested or required to disclose Confidential Information (or such other persons to whom such request is directed) will furnish only that portion of the Confidential Information which, in the opinion of its counsel, is legally required to be disclosed and, upon the other Party's request, and at its expense, use commercially reasonable efforts to obtain assurances that confidential treatment will be accorded to such information.

     12.3 Neither Party shall make any public announcement or public disclosure with regard to the Joint Venture, including confidential and non-confidential information, without the prior written consent of the other Party as to the content and timing of such announcement or disclosure unless such Party is required by law to make such public announcement or disclosure, in which case the provisions of Section 12.2 hereof shall apply with respect to any Confidential Information disclosed.


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     12.4 Prior to the disclosure of any technical or proprietary Confidential
Information by one Party to the other, or by a Party to the Company, the Parties, or Party and the Company, as the case may be, will enter into a separate Confidentiality Agreement covering such disclosures in the event such disclosures are not protected by any pre-existing agreement by the Parties or by the Party and Company, as the case may be.

     12.5 Nothing in this Agreement shall require the Parties to disclose to the Company or to each other confidential information received from third parties which is precluded by written agreement from further disclosure by the Parties.

                           Article 13 - Miscellaneous

     13.1 Assignment. Neither Party hereto may assign or otherwise transfer, in whole or part, to any third party, any of its rights or obligations under this Agreement without the prior written consent of the other Party provided, however, that no such consent shall be required for assignment to a successor in interest of all or substantially all of the assets or business of any Party to which this Agreement relates (unless such successor in interest is, at the time of proposed assignment, a competitor of the other Party or is otherwise objectionable to the other Party for legitimate business reasons, and such objection is asserted in good faith and not waived by the Party asserting it). As part of any permitted assignment, the assigning Party shall require its assignee to accept and be bound by the terms of this Agreement. In the case of an assignment to a successor in interest of a Party, the assigning Party shall remain liable for the performance by the assignee of the obligations of the assigning Party under this Agreement unless the other Party agrees otherwise in writing. This Agreement shall be binding upon and inure to the benefit of the successors in interest and permitted assigns of the Parties hereto.

     13.2 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Florida, without giving effect to conflict of laws principles thereof.

     13.3 Relationship of Parties. Each Party hereto shall be responsible only for the obligations and liabilities as expressly set forth in this Agreement. Nothing contained in this Agreement shall be deemed to constitute either Party the agent or legal representative of the other. Neither Party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other Party, except as otherwise provided herein or provided for in any ancillary documents fully executed by the parties.

     13.4 Entire Agreement. This Agreement, including the Exhibits attached hereto constitute the entire agreement of the Parties in respect to the subject matter hereof and thereof. Any and all previous discussions, representations, negotiations, proposals and understandings relative thereto, oral or written, are superseded by this Agreement, and any and all other documents exchanged by the Parties prior to the signature of this Agreement and relating to the subject matter hereof and thereof, whether or not signed by either or both of the Parties, are null and void.

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     13.5 Amendments. No waiver, modification or amendment of this Agreement shall be valid for any purpose whatsoever unless made in writing and signed by all Parties.

     13.6 Severability. The Parties agree that if any part, term or provision of this Agreement shall be found illegal or unenforceable by a court of competent jurisdiction or by binding arbitration, the validity and effect of the remaining parts, terms and provisions shall not be affected thereby.

     13.7 Headings and Titles. The various headings and titles in this Agreement are inserted solely for convenience and shall not affect the meaning or interpretation of this Agreement.

     13.8 Waiver. The failure of any Party to insist on a strict performance of any of the terms or provisions of this Agreement shall not be deemed a waiver of any subsequent breach of or default in the performance of such terms or provisions.

     13.9 Notices. All notices made or required hereunder shall be deemed sufficiently given if made by first class mail or by personal delivery, air express courier or by facsimile or electronic transmission and confirmed by first class mail, properly addressed and sent to the recipient at its designated address. All notices shall be deemed to have been sent on the date mailed or, if by fax or electronic mail on the date faxed or sent, and to have been received on the third business day thereafter in the case of mail or when actually received in the case of fax or electronic mail (subject to telephonic confirmation of receipt). For purposes hereof, the designated addresses and numbers of the Parties shall be the following addresses and numbers or, with respect to either Party, such other address as such Party may at any time designate in a notice given in accordance with this section for these purposes:

TO HISPANIOLA VENTURES, LLC:

         Burt D. Webber, Jr.
         7364 SW 82nd Street, Apt E109
         Miami, Florida
         E-Mail: webbsea@aol.com

TO MEI:

         Office #: 303-641-2837
         Fax #:  888-215-4708
         E-mail: mtg@mtg-financialservices.com

     13.10 Disputes. In the event the Parties, using commercially reasonable efforts, fail to amicably resolve within thirty (30) days any dispute arising out of: (i) the interpretation of this Agreement, (ii) the execution, amendment or termination of any Company contract with any person or entity, including any sales Contract or Purchase Contract, involving a Company commitment reasonably expected in the aggregate to exceed fifty thousand dollars ($50,000), unless both Parties otherwise agree, such matter shall be resolved in accordance with the following:

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     13.10.1 Each Party shall set forth their respective positions with regard to the issue in dispute in writing and resolution of the issue shall be determined by arbitration by a panel of three (3) arbitrators, certified by the American Arbitration Association (AAA) one (1) of whom shall be appointed by Burt D. Webber, Jr., one (1) by Scott MEI and one (1) by the other two (2) arbitrators. If the first two (2) arbitrators cannot agree on the appointment of a third arbitrator, then such third arbitrator shall be appointed by the Southeast Regional Director of the American Arbitration Association. The arbitration shall be conducted in Miami Florida pursuant to the Commercial Arbitration Rules of the American Arbitration Association. The Parties hereto agree that the determination of the arbitrators will be final and binding. Judgment upon the arbitrators' award may be entered in any court having jurisdiction thereof. Webber and MEI shall each bear the costs of their respective arbitrators and their related expenses, and the costs of the third arbitrator and his related expenses, as well as all other costs of the arbitration, shall be paid equally by Webber and MEI or as otherwise determined by such arbitrators. During arbitration, the Parties shall continue to perform their obligations under this Agreement with the exception of those under arbitration.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement, consisting of twelve (12) pages to be executed by their duly authorized and empowered representatives on the day and year first above written, but effective as of the Effective Date.

HISPANILOA VENTURES, LLC              MARINE EXPLORATION INTERNATIONAL


____________________________          _____________ ____________  for MEI Inc.
By: Burt D. Webber, Jr.               By: Tom Gonzalez, Director


EXHIBIT - FUNDING REQUIREMENTS

OPERATION MYSTERY GALLEON - Funding for the project is estimated at $900,000.00

OPERATION ABROJOS - Funding for the project is estimated at $1,250,000.00

HISPANILOA VENTURES, LLC - $40,000.00 TOTAL - $23,500 to be wire transferred to Escrow Agent within two (2) days of execution of this Agreement. The remaining $16,500 to be wire transferred or deposited with Escrow Agent by March 15, 2007.

     Edward Krajeski $35,000.00 TOTAL - $6,000.00 by March 10, 2007. $15,000.00
     requested by May 15, 2007. Remaining balance paid no later than March 1, 2008.

     Scaglione & Quesada: $150,000.00 TOTAL. $10,000.00 by April 1, 2007. With the remaining balance paid in equal amounts over the following five months.



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